Exhibit 99.1

SITO Mobile Reports Third Quarter 2018 Results

Company moves up earnings conference call to Friday November 16th at 2 p.m. ET

JERSEY CITY, N.J., November 15, 2018 -- SITO Mobile Ltd. (NASDAQ: SITO), an insights-driven Consumer Behavior and Location Sciences™ company, announced today its financial results for the three and nine months ended September 30, 2018.

Third Quarter Financial and Recent Business Highlights

•	Revenues for the three months ended September 30, 2018 of $9.1 million
•	Gross profit for the third quarter of 2018 was $4.3 million, or 48% of total revenue, compared to $5.6 million, or 51% of total revenue, for the corresponding period of 2017
•	Net loss in the third quarter of 2018 was $5.0 million
•	Adjusted EBITDA* loss for the third quarter of 2018 was $3.2 million
•	Subsequent to quarter end, the Company appointed Alex Cherones, the former Director of Security Solutions at AT&T as its new Head of Product Development
•	Subsequent to the end of the third quarter, the Company announced a strategic data analytics partnership with Pure Flix, an independent faith and family movie studio to drive verified traffic into theaters as well as promote transparency and efficiency leading to optimal decision-making with its theatrical film releases

“We significantly strengthened our organization beginning in the third quarter adding accomplished executives to our board, seasoned enterprise sales professionals to our team, and a new Head of Product Development to expand our leadership,” commented Tom Pallack, SITO’s Chief Executive Officer. “We are attracting industry leading talent with the relevant experience, relationships and history of success needed to better position our location-based, proprietary data-driven mobile solutions to larger and more significant customers.”

“Our business is evolving, and our revenue mix is shifting more towards consumer insights and data-driven transactions with enterprise customers,” Pallack added. “As we increase the scale of multi-year and recurring enterprise engagements, we will become less reliant on one-time campaign-driven media placement revenues which will increase our viability and accelerate our growth.”

Third Quarter Financial Summary

Total revenue for the three months ended September 30, 2018 decreased 17%, or $1.8 million, to $9.1 million compared to $10.9 million in the corresponding period of 2017. This decrease in total revenue was primarily due to a reduction in the average spend per customer which we are actively working to offset with an increase of enterprise data-driven engagements with larger brands and agencies.

Gross profit for the three months ended September 30, 2018 was $4.3 million, or 48% of total revenue, compared to $5.6 million, or 51% of total revenue, for the corresponding period of 2017. The decrease in gross profit as a percentage of total revenue was due primarily to lower gross margins in new client assignments.

Loss from operations for the three months ended September 30, 2018 was $5.2 million compared to a loss from operations of $1.9 million in the corresponding period of 2017. The increase/decrease in loss from operations was primarily due to a $1.3 million decrease in gross profit and a $1.9 million increase in operating expenses as we continue to invest in the growth of our business.

Net loss for the three months ended September 30, 2018 was $5.0 million, or ($0.20) per basic and diluted share, compared to a net loss of $3.1 million, or ($0.14) per basic and diluted share, in the corresponding period of 2017.

Adjusted EBITDA* for the three months ended September 30, 2018 was a loss of $3.2 million compared to Adjusted EBITDA* loss of $10.1 million in the corresponding period of 2017.

* SITO Mobile has presented Adjusted EBITDA, a non-GAAP measure, because many of our investors use these non-GAAP measures to monitor the Company’s performance. Generally, a non-GAAP financial measure is a quantitative assessment of a Company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. It should not be considered an alternative to GAAP measures as an indicator of the Company’s operating performance.

Cash used in operations for the nine months ended September 30, 2018 was $13.6 million compared to $4.3 million for the corresponding period in 2017. The increase is inclusive of a $3.5 million legal settlement, year-end bonuses for fiscal 2017, and various professional fees for legal, audit, and other services.

Balance Sheet Summary

As of September 30, 2018, the Company had $4.6 million in cash and cash equivalents compared to $3.6 million at December 31, 2017.

Conference call information:

Date: Friday, November 16, 2018

Time: 2:00p.m. Eastern Time (ET)

Dial in Number for U.S. & Canadian Callers: 877-407-8293

Dial in Number for International Callers (Outside U.S. & Canada): 201-689-8349

The conference call will also be webcasted live on the Investor Relations section of SITO’s IR web site at http://ir.sitomobile.com/ir-calendar.

A replay will be available for two weeks starting on November 16, 2018 at approximately 8 p.m. ET. To access the replay, please dial 877-660-6853 in the U.S. and 201-612-7415 for international callers. The conference ID# is 13685224.

About SITO Mobile, Ltd.

SITO turns the consumer journey into a powerful instrument for marketers, delivering actionable insights that influence behavior in real-time. Through Consumer Behavior and Location Sciences™, SITO develops customized, data-driven solutions for brands spanning strategic insights and media. Our science and products reveal a deeper, real-time understanding of customer interests, actions and experiences providing increased clarity for brands when it comes to navigating business decisions and delivering advertising. The Company is home to an internally developed, proprietary location-data technology stack, arming clients with a powerful resource for granular data, real-time insights and optimization, and delivery of successful media campaigns. Using in-store targeting, proximity targeting, geo-conquesting and attribution data, SITO creates audience profiles to develop measurable hyper-targeted campaigns for brands. For more information regarding SITO’s science, technology and customized solutions spanning media and research, visit www.sitomobile.com.

About Non-GAAP Financial Measures

We present EBITDA and Adjusted EBITDA and in this press release to provide a supplemental measure of our operating performance. We define EBITDA as earnings before interest expense, income tax expense, depreciation and amortization expense, and Adjusted EBITDA, as EBITDA before stock based compensation, certain non-recurring professional expenses related to pending or threatened contested solicitations of the Company’s shareholders, investigations of former executives, defense of certain class action lawsuits, and implementation of a section 382 rights plan. We believe EBITDA and Adjusted EBITDA are useful performance measures used by us to facilitate a comparison of our operating performance and earnings on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under generally accepted accounting principles in the United States of America (GAAP) can provide alone. The non-GAAP measures included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. Please refer to the financial tables included below for a reconciliation of GAAP to non-GAAP measures.

Cautionary Statement Regarding Certain Forward-Looking Information

This press release contains forward-looking statements. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements concerning the following: SITO’s plans and initiatives; our possible or assumed future results of operations; our ability to attract and retail customers; our ability to sell additional products and services to customers; our competitive position; our industry environment; and our potential growth opportunities. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” in our Annual Report on Form 10-K, for the year ended December 31, 2017, our Quarterly Reports on Form 10-Q for the quarter ended March 31, 3018 and June 30, 2018, and the other reports we file with the SEC. Actual events or results may vary significantly from those implied or projected by the forward-looking statements due to these risk factors. No forward-looking statement is a guarantee of future performance. You should read our Annual Report on Form 10-K, our Quarterly Report on Form 10-Q and the documents that we reference in our Annual Report on Form 10-K, our Quarterly Report on Form 10-Q and have filed as exhibits thereto with the Securities and Exchange Commission, or the SEC, with the understanding that our actual future results and circumstances may be materially different from what we expect. Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Contact:

Investor Relations

Rob Fink

Hayden IR

Phone: 646.415.8972

Email: SITO@haydenir.com

Source: SITO Mobile, Ltd.

SITO MOBILE, LTD.

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Revenue
Media placement	$9,056,963	$10,916,126	$28,630,179	$28,163,712
Licensing and royalties	-	70,726	-	130,653
Total revenue	9,056,963	10,986,852	28,630,179	28,294,365

Cost of Revenue
Cost of revenue	4,718,727	5,342,189	15,818,757	14,364,112
Gross profit	4,338,236	5,644,663	12,811,422	13,930,253

Operating Expenses
Sales and marketing	4,875,669	3,395,943	15,648,741	10,607,985
General and administrative	4,481,234	3,416,253	13,854,247	9,834,685
Depreciation and amortization	144,803	713,903	501,096	996,590
Total operating expenses	9,501,706	7,526,099	30,004,084	21,439,260

Loss from operations	(5,163,470)	(1,881,436)	(17,192,662)	(7,509,007)

Other Income (Expense)
Earnings from joint venture	-	-	-	1,464,754
Gain (loss) on revaluation of warrant liability	182,048	(636,456)	1,157,568	(636,456)
Other income	-	-	117,630	-
Interest income (expense), net	2,404	(555,288)	8,297	(1,299,049)

Net loss before income taxes	(4,979,018)	(3,073,180)	(15,909,167)	(7,979,758)

Income tax expense	(26,952)	-	(80,369)	-

Net loss from continuing operations	(5,005,943)	(3,073,180)	(15,989,536)	(7,979,758)

Discontinued Operations
Income (loss) from operations of discontinued component	-	2,788	-	(312,844)

Net income (loss) from discontinued operations	-	2,788	-	(312,844)

Net loss	$(5,005,943)	$(3,070,392)	$(15,989,536)	$(8,292,602)

Basic and diluted net loss per share
Continuing operations	(0.20)	(0.14)	(0.65)	(0.38)
Discontinued operations	-	(0.00)	-	(0.01)
Basic and diluted net loss per share	$(0.20)	$(0.14)	$(0.65)	$(0.39)

Basic and diluted weighted average shares outstanding	25,374,545	21,597,130	24,748,556	20,994,017

SITO MOBILE, LTD.

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2018	2017
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$4,628,333	$3,611,438
Accounts receivable, net	9,125,447	13,005,718
Prepaid expenses	605,100	374,380
Assets from discontinued operations	-	10,596

Total current assets	14,358,880	17,002,132

Property and equipment, net	380,093	449,949

Other assets
Capitalized software development costs, net	971,263	1,485,285
Intangible assets:
Patents, net	637,353	742,574
Other intangible assets, net	964,757	1,168,007
Goodwill	6,444,225	6,444,225
Other assets	109,003	92,420

Total other assets	9,126,601	9,932,511

Total assets	$23,865,574	$27,384,592
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,155,128	$6,506,902
Accrued expenses	5,794,867	9,911,540
Deferred revenue	350,772	-
Current obligations under capital lease	3,556	2,756
Warrant liability	381,820	1,539,388
Liabilities from discontinued operations	-	210,789

Total current liabilities	10,686,143	18,171,375

Long-term liabilities
Obligations under capital lease	8,542	-

Total long-term liabilities	8,542	-

Total liabilities	10,694,685	18,171,375

Commitments and contingencies - See notes 16

Stockholders’ Equity
Preferred stock, $.0001 par value, 5,000,000 shares authorized; none outstanding	-	-
Common stock, $.001 par value; 100,000,000 shares authorized, 25,437,536 shares issued and outstanding as of September 30, 2018; and 22,039,529 shares issued and outstanding as of December 31, 2017	25,435	22,038
Additional paid-in capital	184,952,739	165,008,928
Accumulated deficit	(171,807,285)	(155,817,749)

Total stockholders’ equity	13,170,889	9,213,217

Total liabilities and stockholders’ equity	$23,865,574	$27,384,592

SITO MOBILE, LTD.

Reconciliation of GAAP Net Income to Adjusted EBITDA

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Net (loss)	$(5,005,943)	$(3,070,392)	$(15,989,536)	$(8,292,602)
Net income (loss) from discontinued operations	-	2,788	-	(312,844)
Net (loss) from continuing operations	(5,005,943)	(3,073,180)	(15,989,536)	(7,979,758)
Adjustments to reconcile net (loss) to EBITDA:
Depreciation and amortization expense included in cost of revenue and operating expenses:
Amortization included in cost of revenue	207,690	225,609	602,013	438,094
Depreciation and other amortization	144,803	713,903	501,096	996,590
Total depreciation and amortization expense	352,493	939,512	1,103,109	1,434,684
Interest income (expense), net	2,404	(555,288)	8,297	(1,299,049)
Income tax expense	(26,925)	-	(80,369)	-

EBITDA	(4,628,929)	(1,578,380)	(14,814,355)	(5,246,025)

Adjustments to reconcile EBITDA:
Stock based compensation expense included in operating expenses:
Sales and marketing	451,271	235,104	1,503,354	474,386
General and administrative	835,735	431,185	3,648,952	787,392
Total stock based compensation expense	1,287,006	666,289	5,152,306	1,261,778

Gain (loss) on warrant revaluation	182,048	(636,456)	1,157,568	(636,456)

Certain non-recurring expenses
Other litigation	256,274	175	517,676	175
Investigations of former executives	22,850	66,905	44,071	674,913
Class action lawsuits	-	-	35,991	234,169
Section 382 rights plan	-	305	-	135,228
Contested proxy solicitation pending of threatened against the Company	-	176,571	59,998	1,923,590
Total non-recurring expenses	279,124	243,956	657,736	2,968,075

Adjusted EBITDA	$(3,244,847)	$(31,679)	$(10,161,881)	$(379,716)